Exhibit 99.1

CASELLA WASTE SYSTEMS, INC. ANNOUNCES PLANS FOR POTENTIAL DEBT REFINANCING

RUTLAND, VERMONT (September 26, 2016) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company (the “Company”), today announced that it has invited certain prospective lenders to a meeting scheduled for September 27, 2016 for purposes of considering a potential debt refinancing, pursuant to which the Company intends to enter into a new term loan B facility in an amount of approximately $350,000,000 and a revolving line of credit facility in an amount of approximately $150,000,000 (the “Potential Refinancing”). The proceeds of the Potential Refinancing, if effected, would be used for the redemption of all of the Company’s outstanding 7.75% Senior Subordinated Notes due 2019 (the “Senior Subordinated Notes”), the repayment in full of the Company’s existing senior secured asset-based revolving credit and letter of credit facility, which matures on February 26, 2020 (or November 2018 if the Senior Subordinated Notes are not refinanced by then), transaction related fees and expenses, working capital and other purposes. The timing, size and terms of the Potential Refinancing and the use of proceeds thereof are subject to market and other conditions, and the Company makes no assurance that such actions will take place at any specific time, or at all.

In conjunction with the Potential Refinancing, the Company will provide the following updated guidance for the year ending December 31, 2016 to prospective lenders:

Outlook

Given the Company’s strong pricing and operational performance during the first two months of the third quarter, the Company is increasing its Adjusted EBITDA* guidance for the year ending December 31, 2016 by estimating results in the following range:

•	Adjusted EBITDA between $115 million and $117 million (increased from a range of $111 million to $115 million as first announced on March 1, 2016).

The Company reaffirms its Revenue guidance and has established Normalized Free Cash Flow* guidance for the year by estimating results in the following ranges:

•	Revenues between $550 million and $560 million; and

•	Normalized Free Cash Flow between $20 million and $24 million.

The Company has shifted from the previously announced Free Cash Flow guidance to Normalized Free Cash Flow guidance to eliminate the impact of cash interest timing differences related to the Potential Refinancing.

The Company does not provide reconciling information for forward-looking periods because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP financial measures for forward-looking periods because its methodology for calculating such non-GAAP financial measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from GAAP financial measures.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP measure.

The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA is reconciled to net loss, while Normalized Free Cash Flow is reconciled to net cash provided by operating activities.

The Company presents Adjusted EBITDA and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP measures to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the Company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA or Normalized Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial guidance, the Company’s plans, strategies and objectives for the Potential Refinancing and the Company’s expectations regarding the use of proceeds of the Potential Refinancing, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. There can be no assurance that the Company will be able to complete the Potential Refinancing. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: conditions in financial and capital markets, including the impact of prospective interest rate increases, could impact the Company’s ability to complete the Potential Refinancing on favorable terms, if at all; adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; groundwater contamination discovered near our Southbridge landfill may delay our permitting activities at that landfill and result in costs and liabilities as well as impacting our disposal revenues at that site, each of which could impact our results of operations; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com